Exhibit 10.14

PERFORMANCE UNIT AWARD AGREEMENT
RigNet, Inc. Omnibus Incentive Plan

This PERFORMANCE UNIT AWARD AGREEMENT (this “Agreement”) is made by and between RigNet, Inc. a Delaware corporation (the “Company”), and the Holder effective as of the Grant Date pursuant to the RigNet, Inc. Omnibus Incentive Plan (the “Plan”), a copy of which previously has been made available to the Holder and the terms and provisions of which are incorporated by reference herein.  The Company hereby grants to the Holder pursuant to the Plan the Performance Units specified herein (the “Performance Units”), which each Performance Unit represents a right to receive a share of Stock based upon the terms and conditions of this Agreement and of the Plan, as well as the achievement of the metrics set forth herein in exchange for such awarded Performance Units:

Holder: _________________________

Grant Date: November 25, 2019

Number of Performance Units: _________________________

1.	Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:
a.	“2020 Performance Period” means January 1, 2020 through December 31, 2020.
b.	“2021 Performance Period” means January 1, 2021 through December 31, 2021.
c.	“2022 Performance Period” means January 1, 2022 through December 31, 2022.
d.

“AEBITDA” means Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization as reported by Company in its filings with the Securities and Exchange Commission as adjusted to eliminate foreign exchange impacts and as further adjusted by the Board pursuant to Section 6 hereof.

e.

“Cause” is defined as any of the following: (i) the Holder’s plea of guilty or nolo contendere, or conviction of a felony or a misdemeanor involving moral turpitude; (ii) any act by the Holder of fraud or dishonesty with respect to any aspect of the Company’s business including, but not limited to, falsification of Company records; (iii) the Holder’s failure to perform his duties (other than by reason of Disability); (iv) the Holder’s engagement in misconduct that is materially injurious to the Company (monetarily or otherwise); (v) the Holder’s breach of any confidentiality, noncompetition or non-solicitation obligations to the Company, including but not limited to engagement in Detrimental Activity; (vi) the Holder’s commencement of employment with an unrelated employer; (vii) material violation by the Holder of any of the Company’s written policies, including but not limited to any harassment and/or non-discrimination policies; or (viii) the Holder’s gross negligence in the performance of his or her duties.

f.

“Confidential Information” means material of a secret or confidential nature relating to the business, products, or services of the Company or any Affiliate acquired by the Holder during employment with the Company or any Affiliate. “Confidential Information”

Performance Unit Award Fall 2019 (Target)

Exhibit 10.14

excludes any information readily available to members of the general public other than as a result of the unauthorized disclosure, directly or indirectly, by the Holder.
g.

“Detrimental Activity” shall include, unless otherwise modified by the Company in connection with a Change in Control: (i) rendering services for any person or organization, or engaging directly or indirectly in any business, which is or becomes competitive with the Company or any Affiliate; (ii) disclosing to anyone outside the Company or any Affiliate, other than the Company’s or any Affiliate’s business, without prior written authorization from the Company or any Affiliate, any Confidential Information; (iii) soliciting, interfering, inducing, or attempting to cause any employee of the Company or any Affiliate to leave his or her employment, whether done on the Holder’s own account or on account of any person, organization, or business; or (iv) directly or indirectly soliciting the trade or business of any customer of the Company or any Affiliate, which is or becomes competitive with the Company or any Affiliate.

h.

“Forfeiture Restrictions” means the prohibitions and restrictions set forth herein with respect to the sale or other disposition of the Performance Units issued to the Holder hereunder and the obligation to forfeit and surrender such Performance Units to the Company.

i.	“Payment Date” means the calendar year 2023.
j.	“Performance Award Period” means the three (3) year period that begins on the first day of the 2020 Performance Period and ends on the last day of the 2022 Performance Period.
k.	“Retirement” shall mean Holder’s voluntary election to retire from employment with the Company or any Affiliate at any time after Holder has reached both the age of 60 and 5 years of service.
l.	“Stock Price Achievement” means the average price for the thirty (30) trading days ending on November 15 in each year in the performance period.
Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.
2.	Grant of Performance Units.
a.

Metrics. For purposes of determining the vesting of, and the payment, if any, to be made with respect to, the Performance Units, the Performance Units are based on two independent and alternative metrics: (1) AEBITDA, and (2) Stock Price Achievement. The Performance Units will be attributed to attainment of either metric. The actual number of Performance Units that may be earned by the Holder will be determined as described below, based upon the actual results for the Performance Award Period:

Funding Metric	Threshold	Target	Maximum

Performance Unit Award Fall 2019 (Target)

Exhibit 10.14

Stock Price Target	$8.19	$10.91	N/A
AEBITDA for 2020 Performance Period	N/A	$42.2MM	N/A
AEBITDA for 2021 Performance Period	N/A	$52.6MM	N/A
AEBITDA for 2022 Performance Period	N/A	$60.2MM	N/A
Aggregate AEBITDA for Performance Award Period 2020-2022	$139.5MM	$155.0MM	N/A

The Performance Units that are granted hereby shall be subject to the Forfeiture Restrictions. If the Company achieves Target performance for either Stock Price Achievement or AEBITDA in any one of the 2020, 2021 or 2022 Performance Periods then the Forfeiture Restrictions shall lapse at the end of such year.  If at the end of the Performance Award Period, the Forfeiture Restrictions have not lapsed in accordance with the foregoing, but the Company has achieved Threshold performance for either the Stock Price Achievement or Aggregate AEBITDA for the Performance Award Period (or the higher of the two if Threshold has been hit for both), then the Forfeiture Restrictions shall lapse for that number of Performance Units determined by interpolating performance between Threshold and Target for the measure, with the Forfeiture Restrictions lapsing on 80% of the Performance Units at Threshold performance and the Forfeiture Restrictions lapsing on 100% of the Performance Units at Target performance.

The Holder shall have no vested interest in the Performance Units credited to his or her account except as set forth in this Section 2. On or before the Payment Date, and after satisfaction of the Holder’s tax withholding obligations described in Section 8, the Company shall issue to the Holder that number of shares of Stock, if any, calculated or otherwise determined pursuant to this Agreement in exchange for the Performance Units that vested as a result of the lapse of the applicable Forfeiture Restrictions and thereafter the Holder shall have no further rights with respect to such vested Performance Units.

b.

Forfeiture.  If the Holder ceases to be employed by the Company or an Affiliate for any reason before the applicable lapse date, other than in accordance with subsections (c), (d) and (e) below, the Forfeiture Restrictions then applicable to the Performance Units shall not lapse and all the Performance Units then subject to the Forfeiture Restrictions shall be forfeited to the Company on the date the Holder ceases to be employed by the Company or an Affiliate. If the Holder breaches, before the applicable lapse date, any non-competition, confidentiality, restrictive covenant or other similar agreement with the Company to which the Holder is subject, the Forfeiture Restrictions then applicable to the Performance Units shall not lapse and all the Performance Units then subject to the Forfeiture Restrictions shall be forfeited to the Company on the date the Holder breaches such agreement or covenant.

c.

Death, Disability and Retirement.  If the Holder’s employment terminates due to (i) death, (ii) Disability, or (iii) Retirement before the last day of the Performance Award Period, all unvested Performance Units (assuming the Target achievement) shall automatically become 100% vested on the Holder’s date of termination.

Performance Unit Award Fall 2019 (Target)

Exhibit 10.14

d.

Change in Control.  If a Change in Control occurs on or before the last day of the Performance Award Period while the Holder is employed with the Company, all unvested Performance Units (assuming the Target achievement) shall automatically become 100% vested upon such Change in Control.

e.

Termination not for Cause.  If the Holder’s employment is terminated by Company for any reason other than for Cause before the last day of the Performance Award Period, a percentage of the Performance Units (assuming the Target achievement) equal to the percentage of the Performance Award Period that has elapsed prior to termination shall automatically become vested upon such termination.

3.

Delivery of Shares.  On the Payment Date, for that amount of shares for which there has been a lapse of the Forfeiture Restrictions with respect to the Performance Units granted, the Company shall cause to be delivered to the Holder any shares of Stock that are to be issued under the terms of this Agreement in exchange for all vested Performance Units awarded hereby. The shares shall be evidenced by stock certificates with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company, and such shares shall be transferable by the Holder. The maximum number of shares of Stock that may be paid under this Agreement is equal to the maximum number of Performance Units granted under this Agreement.

4.

Performance Units Do Not Award Any Rights of a Shareholder.  The Holder shall not have the voting rights or any of the other rights, powers or privileges of a holder of Stock with respect to the Performance Units that are awarded hereby. Only after a share is issued in exchange for a Performance Unit will the Holder have all of the rights of a shareholder with respect to such share of Stock issued in exchange for a Performance Unit.

5.

Transfer Restrictions.  The Performance Units granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (other than by will or the applicable laws of descent and distribution). Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby. Further, any shares of Stock issued to the Holder in exchange for Performance Units awarded hereby may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws. The Holder also agrees that the Company may (a) refuse to cause the transfer of any such shares to be registered on the applicable stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law; and (b) give related instructions to the transfer agent, if any, to stop registration of the transfer of such shares of Stock. The shares of Stock that may be issued under the Plan are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8. A Prospectus describing the Plan and the Stock is available from the Company.

6.

Capital Adjustments and Reorganizations; Acquisitions and Divestitures.  The existence of the Performance Units shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any

Performance Unit Award Fall 2019 (Target)

Exhibit 10.14

adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding. If, during the Performance Award Period, the Company or any of its subsidiaries acquire or dispose of, by any means including by asset or equity purchase or sale or by merger, any entity, business or material group of assets in a transaction reported by the Company under Item 2.01 on a Current Report on Form 8-K filed with the Securities and Exchange Commission, the Committee shall revise the threshold, target and maximum for the Performance Period of such acquisition or disposition and all subsequent Performance Periods as the Committee determines is necessary to properly adjust such amounts to reflect the results of such transaction.

7.	Covenant Not To Compete; Solicit or Disclose Confidential Information.
a.

The Holder acknowledges that he or she is in possession of and has access to Confidential Information and that he or she will continue to have such possession and access during employment by the Company. The Holder also acknowledges that the Company’s business, products and services are highly specialized and that it is essential that they be protected, and, accordingly, the Holder agrees that as partial consideration for the Performance Units granted herein that should the Holder engage in any Detrimental Activity at any time during his or her employment or during a period of one (1) year following his or her termination of employment, the Company shall be entitled to: (i) recover from the Holder the value of any portion of the Performance Units that has been paid; (ii) seek injunctive relief against the Holder pursuant to the provisions of subsection (b) below; (iii) recover all damages, court costs, and attorneys’ fees incurred by the Company in enforcing the provisions of this Agreement; and (iv) set off any such sums to which the Company is entitled hereunder against any such sum which may be owed to the Holder by the Company.  All such rights of the Company shall be in addition to, and not in lieu of, any additional such rights the Company may have under any other non-competition, confidentiality, restrictive covenant, or other similar agreement with the Holder, all of which shall remain in effect and survive in accordance with their terms.

b.

Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, the Holder agrees that the foregoing covenants may be enforced by the Company in the event of breach by him or her by injunction relief and restraining order, without the necessity of posting a bond, and that such enforcement shall not be the Company’s exclusive remedy for a breach but instead shall be in addition to all other rights and remedies available to the Company.

c.

The covenants and provisions of this Section 7 are severable and separate, and the unenforceability of any specific covenant or provision shall not affect the enforceability of any other covenant or provision. Moreover, in the event any arbitrator or court of competent jurisdiction shall determine that the scope or time set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the panel or court deems reasonable, and this Agreement shall thereby be reformed.

Performance Unit Award Fall 2019 (Target)

Exhibit 10.14

d.

Each of the covenants in this Section 7 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Holder against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants or provisions.

e.

The Holder shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Should the Holder file a lawsuit for retaliation by an employer for reporting a suspected violation of law the Holder may disclose the trade secret to the Holder’s attorney and use the trade secret information in the court proceeding, if the Holder: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

8.

Tax Withholding.  To the extent that the receipt of the Performance Units, any payment in cash or shares of Stock or the lapse of any Forfeiture Restrictions results in income to the Holder for federal, state or local income, employment or other tax purposes with respect to which the Company or any Affiliate has a withholding obligation, the Holder shall deliver to the Company at the time of such receipt, payment or lapse, as the case may be, such amount of money as the Company or any Affiliate may require to meet its obligation under applicable tax laws or regulations, and, if the Holder fails to do so, the Holder will be deemed to have elected for the Company to withhold the amount of shares necessary to cover applicable tax withholding.

9.

No Fractional Shares.  All provisions of this Agreement concern whole shares. If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

10.	Nontransferability. This Agreement is not transferable by the Holder otherwise than by will or by the laws of descent and distribution.
11.

Employment Relationship.  For purposes of this Agreement, the Holder shall be considered to be in the employment of the Company and its Affiliates as long as the Holder has an employment relationship with the Company and its Affiliates. The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

12.

Not an Employment Agreement.  This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Holder and the Company or any Affiliate, to guarantee the right to

Performance Unit Award Fall 2019 (Target)

Exhibit 10.14

remain employed by the Company or any Affiliate for any specified term or require the Company or any Affiliate to employ the Holder for any period of time.
13.

Legend.  The Holder consents to the placing on the certificate for any shares of Stock issued under this Agreement in certificated form an appropriate legend restricting resale or other transfer of such shares except in accordance with all applicable securities laws and rules thereunder.

14.

Notices.  Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be deemed to have been duly given when delivered or mailed to the Company or the Holder, as applicable, by (a) personal delivery; (b) United States registered mail, return receipt requested, postage prepaid, addressed to the Company at the then current address of the Company’s principal corporate office, or to the Holder at the Holder’s residential address indicated in the Company’s records; or (c) email to the Company at LegalDesk@rignet.com or to the Holder at the Holder’s email address indicated in the Company’s records.

15.

Amendment and Waiver.  Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Holder. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Holder. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

16.

Disputes.  In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Committee. Any controversy arising out of or relating to the Plan or this Agreement shall be resolved by the state and federal courts sitting in Harris County, Texas.

17.

Governing Law and Severability.  The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

18.

Successors and Assigns.  Subject to the limitations which this Agreement imposes upon the transferability of the Performance Units granted hereby and any shares of Stock issued hereunder, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Holder, the Holder’s permitted assigns, executors, administrators, agents, legal and personal representatives.

Performance Unit Award Fall 2019 (Target)

Exhibit 10.14

19.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

20.

Recoupment.  The Holder acknowledges and agrees that all payments made under this Agreement are subject to the Company’s clawback policy, as it may be amended from time to time (the “Policy”). If at any time after an amount is paid under this Agreement the financial results of the Company and/or its Affiliates are restated (other than a restatement caused by a change in applicable accounting rules or interpretations) and such restated financial results would have resulted in fewer shares of Stock being paid under this Agreement if such restated financial results had been taken into account originally in determining the vesting of the Performance Units then the vesting of the Performance Units shall be recalculated under the applicable provisions of this Agreement taking into account such restated financial results and the Holder or, if the Holder has died, the Holder’s estate, will, to the extent required by governing law or regulations, as they may be amended from time to time, and/or the Policy, repay to the Company, upon demand by the Company, any shares of Stock delivered under this Agreement in excess of the number of shares that would have been delivered if the restated financial results had been taken into account originally in determining the vesting of the Performance Units.

21.

Compliance with Section 409A. This Agreement is subject to, and intended to comply with, to the extent applicable, or to be exempt from the requirements of, Section 409A. This Agreement shall be administered in a manner that is intended to meet those requirements and shall be construed and interpreted in accordance with such intent. Although the Company will use its best efforts to avoid the imposition of taxation, interest and penalties under Section 409A, the tax treatment of the benefits provided under the Plan under Section 409A or otherwise is not warranted or guaranteed.  Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by the Holder (or any other individual claiming a benefit through the Holder) as a result of the Plan. Notwithstanding anything to the contrary in this Agreement, to the extent any payment or benefit provided under this Agreement and the Plan constitutes “nonqualified deferred compensation” for purposes of Section 409A, such payment or benefit shall not be made or provided until the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Holder, and (B) the date of the Holder’s death, to the extent required under Section 409A.  For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment.  Any payments to be made under this Agreement upon a termination of employment shall be made upon a “separation from service” to the extent required under Section 409A.

Performance Unit Award Fall 2019 (Target)

Exhibit 10.14

IN WITNESS WHEREOF, the Holder and the Company agree and acknowledge that this grant of Performance Units is granted under and governed by the terms and conditions of the Plan and this Agreement.

Holder	RigNet, Inc.

By: By:

Name: [NAME]Name:

Title:

Performance Unit Award Fall 2019 (Target)